UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
Amendment No. 1
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 29, 2006
VECTOR GROUP LTD.
(Exact Name of Registrant as Specified in Its Charter)
DELAWARE
(State or Other Jurisdiction of Incorporation)

1-5759	65-0949535

(Commission File Number)	(I.R.S. Employer Identification No.)

100 S.E. Second Street, Miami, Florida	33131

(Address of Principal Executive Offices)	(Zip Code)
(305) 579-8000
(Registrant’s Telephone Number, Including Area Code)
(Not Applicable)
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
     On November 9, 2006, we determined we would restate our financial statements for each of the years ended December 31, 2004 and 2005, and selected financial data for each of the years 2004 and 2005 appearing in Item 6 of our 2005 Annual Report on Form 10-K, as amended, as well as our interim financial statements for all interim periods within 2005 and the first two quarters of 2006. The restatement corrected an error in the computation of the debt discount amortization created by the embedded derivative and the beneficial conversion feature associated with our 5% variable interest senior convertible notes due 2011, which were issued in the last quarter of 2004 and the first half of 2005. The restatement adjustments affected our previously reported interest expense, the related income tax effect, and extraordinary items, as well as our previously reported other assets, long-term debt, additional paid-in capital and accumulated deficit balances. See Note 2 — Restatement of Financial Results and Note 23 — Restated Financial Information to the financial statements included in the Company’s Form 10-K/A for the year ended December 31, 2005, which was filed on November 24, 2006, and Notes 2 — Restatement of Financial Results and Note 16 — Restated Financial Information to our Forms 10-Q/A for the quarterly periods ended March 31, 2006 and June 30, 2006, which were filed on November 22, 2006 and Form 10-Q for the quarterly period ended September 30, 2006, which was filed on November 14, 2006.
     The aggregate net effect of the restatement was to increase stockholders’ equity by $4.781 million as of June 30, 2006, $4.142 million as of March 31, 2006, $3.422 million as of December 31, 2005 and $336,000 as of December 31, 2004. The restatement also increased net income for the three months ended March 31, 2006 and 2005 by $720,000 ($0.01 per diluted common share) and $731,000 ($0.01 per diluted common share), respectively, and decreased net loss for the three months ended June 30, 2006 by $639,000 ($0.01 per diluted common share) and increased net income for the three months ended June 30, 2005 by $1.071 million ($0.02 per diluted common share). In addition, the restatement adjustments increased net income for the six months ended June 30, 2006 and 2005 by $1.359 million ($0.03 per diluted common share) and $1.802 million ($0.04 per diluted common share), respectively. Further, the restatement increased net income by $3.290 million ($0.05 per diluted common share) and $336,000 ($0.01 per diluted common share) for the years ended December 31, 2005 and 2004, respectively.
     The restatement adjustments corrected the previous amortization method used in calculating the amortization of the debt discount created by the embedded derivative and beneficial conversion feature associated with our 5% variable interest senior convertible notes due 2011, which were issued in the last quarter of 2004 and the first half of 2005. We previously amortized the debt discount on our 5% variable interest senior convertible notes due 2011 using an erroneous amortization method that did not result in a consistent yield on the convertible debt over its term.
     On September 6, 2006, our Board of Directors declared a 5% stock dividend to stockholders of record as of September 20, 2006. The stock dividend was paid on September 29, 2006. On October 19, 2006, we filed a Form 8-K to update our previously filed Selected Financial Data to reflect the stock dividend. We are filing this Amendment No. 1 to Form 8-K to provide the effect of the restatement described above on our previously updated Selected Financial Data. The stock dividend was not reflected in the Form 10-K/A filed on November 24, 2006.
Item 9.01. Financial Statements and Exhibit
     (c) Exhibit.

Exhibit No.	Exhibit

99.1	Selected Financial Data adjusted to reflect 5% stock dividend paid September 29, 2006 to stockholders of record on September 20, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTOR GROUP LTD.
By:	/s/ J. Bryant Kirkland III
J. Bryant Kirkland III
Vice President and Chief Financial Officer

Date: November 27, 2006